FORM 8-K

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                           CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): March 3, 1999

                        Expert Software, Inc.
       (Exact name of registrant as specified in its charter)

                              Delaware
           (State or other jurisdiction of incorporation)

      0-25646                                  65-0359860
(Commission File Number)                  (I.R.S. Employer
Identification No.)



      802 Douglas Road, 6th Floor, Coral Gables, Florida 33134
              (Address of principal executive offices)


 Registrant's telephone number, including area code: (305) 567-9990



                         Page 1 of 52 Pages

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ITEM 5.  OTHER EVENTS

On March 3, 1999, Expert Software, Inc. ("Expert") announced the execution of an Agreement and Plan of Merger dated as of March 3, 1999 (the "Merger Agreement") by and among Expert, Activision, Inc., a Delaware corporation ("Activision") and Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision ("Expert Acquisition Sub"), pursuant to which, among other things, Expert will be merged with and into Expert Acquisition Sub and will become a wholly owned subsidiary of Activision (the "Merger").

Pursuant to the terms of the Merger Agreement, Activision has the right, exercisable until March 25, 1999, to elect whether the merger consideration will be entirely cash or entirely stock (subject to a cash component in certain situations described below) ; provided, however, that Activision has the right to extend the March 25, 1999 deadline to April 1, 1999 if Activision has made and continues to make good faith efforts to secure any financing required for payment of the merger consideration in cash. If Activision chooses cash consideration, holders of shares of Expert Common Stock ("Expert Shares") will receive $2.65 per Expert Share. If Activision chooses stock consideration, holders of Expert Shares will receive that number of shares of Activision Common Stock ("Activision Shares") equal to the quotient of (i) $2.65 divided by (ii) the arithmetic average of the per share closing sales prices of an Activision Share as reported on the NASDAQ on the ten (10) trading days ending on and including the trading day which is two (2) trading days immediately prior to the date of the special meeting of Expert stockholders that will be convened to consider and vote upon the approval of the Merger Agreement and the transactions contemplated thereby (such arithmetic average, the "Activision Per Share Market Value"); provided, however, that, if the Activision Per Share Market Value is less than $10.00 per Activision Share, holders of Expert Shares will be entitled to receive for each Expert Share (A) 0.265 of an Activision Share and (B) cash in an amount equal to the product of
(x) the Activision Per Share Market Value multiplied by (y) the number that remains when 0.265 is subtracted from the quotient of
2.65 divided by the Activision Per Share Market Value.

The foregoing description is a brief summary of the Merger
Agreement, and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.2.

As contemplated by the Merger Agreement, on March 3, 1999, Expert executed a first amendment (the "Amendment No. 1") to that certain Shareholders' Rights Agreement dated as of November 9, 1995 between Expert and The First National Bank of Boston (the "Rights Agreement"), which Amendment No. 1 modified the Rights Agreement to provide that such Rights Agreement would not be triggered by the execution of the Merger Agreement. The foregoing description is a brief summary of the terms and conditions of Amendment No. 1, and is qualified in its entirety by reference to Amendment No. 1 attached hereto as Exhibit 4.1.

On March 3, 1999, Expert also announced its results for the quarter and year ended December 31, 1998.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


 EXHIBIT NO.    DESCRIPTION                                            PAGE

 Exhibit 2.1    Agreement and Plan of Merger, dated as of March 3,       5
                1999, by and among Expert, Activision, Inc. and Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision (the "Merger Agreement")

 Exhibit 4.1    Amendment No. 1 to Shareholders Rights                  45
                Agreement, dated as of November 2, 1995, between Expert and The First National Bank of Boston

 Exhibit 99.1   Press release dated as of March 3, 1999                 48
                announcing execution of the Merger Agreement

 Exhibit 99.2   Press release dated as of March 3, 1999                 50
                announcing Expert's results for the quarter and year ended December 31, 1998



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                             SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 9, 1999

                          Expert Software, Inc.

                          By: /s/ STEVEN R. MOUNTAIN
                             Steven R. Mountain
                             Chief Financial Officer